Exhibit 10(i)(E)

ELLEN JOHNSON
Senior Vice President & Treasurer
Tel: (212) 704-1222
Fax: (212) 704-2229
ejohnson@interpublic.com
As of March 21, 2006
To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”)
parties to the Credit Agreement
referred to below and to Citibank, N.A.,
as agent (the “Agent”) for the Lenders
Ladies and Gentlemen:
     We refer to the 3-Year Credit Agreement, dated as of May 10, 2004, as amended and restated as of September 27, 2005 and further amended as of September 30, 2005 and October 17, 2005 (the “Credit Agreement”), among The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (the “Agent”) for the Lenders. Capitalized terms used but not defined herein are used with the meanings given to those terms in the Credit Agreement.
     We have advised you that in the Company’s annual report for the year ended December 31, 2005 the Company may need to restate previously issued financial statements, and that the potential restatement relates to changes in liabilities for vendor discounts and credits and to miscellaneous smaller items (such new restatement, the “Restatement”), and accordingly, the Company may be in violation of its obligations under Sections 5.01(a), 5.01(f) and other provisions of the Credit Agreement. The Restatement may also result in certifications and representations and warranties of the Company made or deemed made pursuant to the Credit Agreement or contained in certificates, financial statements and other documents delivered pursuant to the Credit Agreement, in each case, prior to the date hereof having been incorrect when made or deemed made. Furthermore, the Restatement may result in the Company’s inability to make the representation and warranty contained in the last sentence of Section 4.01(e).
     The Company requests that the Lenders waive any breach, Default and related Event of Default in connection with the matters described in the preceding paragraph and any conditions precedent to borrowing contained in Section 3.03 of the Credit Agreement to the extent that the Company’s inability to meet any such conditions relates to these matters, provided that no such Restatement has a material negative impact on the Company’s liquidity or financial condition.
     Upon the completion of the Restatement, the Company will deliver to the Agent a copy of any restated financial statements, together with a certificate of the chief financial officer or chief accounting officer of the Company, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default.
     This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.
     In accordance with Section 9.01 of the Credit Agreement, this waiver will become effective as of the date when the Agent has received counterparts of this letter agreement executed by the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this letter agreement.
     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

     Please indicate your agreement with the foregoing (including the waiver) by having the enclosed duplicate copy of this letter agreement executed in the space provided below by a duly authorized representative and return the same to us.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
By:	/s/ Ellen Johnson
Name: Ellen Johnson
Title: Senior Vice President & Treasurer

Confirmed and Agreed:

CITIBANK, N.A.
By:	/s/ Julio Ojea-Quintana

Name: Julio Ojea-Quintana
Title: Director

JPMORGAN CHASE BANK, N.A.
By:	/s/ Helene Sprung

Name: Helene Sprung
Title: SVP, Division Credit Executive

HSBC BANK USA
By:	/s/ Robert Elms

Name: Robert Elms
Title: Director

ING CAPITAL LLC
By:	/s/ William James

Name: William James
Title: Managing Director

ROYAL BANK OF CANADA
By:	/s/ Dustin Craven

Name: Dustin Craven
Title: Attorney-In-Fact

UBS LOAN FINANCE LLC
By:	/s/ Marc Sileo

Name: Marc Sileo
Title: Associate Director
1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

By:	/s/ Douglas Gervolino

Name: Douglas Gervolino
Title: Associate Director

MORGAN STANLEY BANK
By:	/s/ Daniel Twenge

Name: Daniel Twenge
Title: Vice President
1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

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